Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form F-3 of our report dated October 4, 2001 appearing on page F-1 of Glengarry Holdings Limited Annual Report on Form 10-K/A for the year ended June 30, 2001. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Beckman Kirkland & Whitney

Beckman Kirkland & Whitney
Agoura Hills, California
November 15, 2001